UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2019

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38247	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 22, 2016 the Company entered into a license and supply agreement (the “Original Agreement”) with Acerus Pharmaceuticals SRL (“Acerus”) to, among other things, acquire the exclusive U.S. rights to Natesto® (testosterone) nasal gel from Acerus.

On July 29, 2019, the Company agreed to amend and restate the Original Agreement (as amended and restated, the “Amended Agreement”). The effectiveness of the Amended Agreement is conditioned upon Acerus obtaining new financing within six months of signing of the Amended Agreement.

The Amended Agreement will grant to Acerus rights to promote Natesto in the urology and endocrinology physician specialties (the “Acerus Sales Channel”). The Company will maintain exclusive rights to promote to all other physician specialties, including internal medicine and family practice (the “Aytu Sales Channel”) and continue to book Natesto revenue for product sales made to U.S. wholesalers and other direct purchasing customers. Acerus and the Company will be responsible for developing commercialization plans for the Acerus Sales Channel and Aytu Sales Channel, respectively. Acerus has also agreed to assume responsibility for, among other things, (i) the Natesto New Drug Application and all associated regulatory responsibilities and expenses, (ii) pharmacovigilance and safety monitoring, (iii) any required clinical trials and (iv) funding and fielding an endocrinology/urology sales force of at least 25 sales representatives with appropriate sales management and support infrastructure. During the term of the Amended Agreement, the Company will continue to purchase all of its Natesto product needs from Acerus at a transfer price equal to Acerus’ cost of goods sold. The Company will pay a commission to Acerus at varying rates for Natesto net revenue from both sales channels. Each month the companies will agree on a two-year forecast of product needs, the first seven months of which will be binding.

The Company and Acerus will continue to collaborate through a joint commercialization committee made up of equal members from Acerus and the Company. Such joint commercialization committee will continue to be responsible for the development of joint commercialization plans, Natesto brand strategy, commercial pricing, payer strategy and promotional messaging.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full and complete terms contained in the Amended Agreement, which is filed as exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release announcing the Company’s entry into the Amended Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation are forward-looking statements. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, the risk that the conditions to the effectiveness of the Amended Agreement will not be satisfied and, as a result, the Amended Agreement will not become effective. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
10.1 (*)	Amended and Restated License and Supply Agreement between Aytu BioScience, Inc. and Acerus Pharmaceuticals SRL, dated July 29, 2019
99.1	Press Release dated July 30, 2019

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: August 2, 2019	By:	/s/ Joshua Disbrow
Name: Joshua Disbrow
Title: Chief Executive Officer